     As Filed with the Securities and Exchange Commission on August 13, 1999

                                                  Registration No. 333-_________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ABAXIS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            California                                    77-0213001
---------------------------------          ------------------------------------
  (State or other jurisdiction             (I.R.S. employer identification no.)
of incorporation or organization)

                             1320 Chesapeake Terrace
                           Sunnyvale, California 94089
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               (Address of principal executive offices) (Zip code)

                                  ABAXIS, INC.
                             1998 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                               Clinton H. Severson
                      President and Chief Executive Officer
                                  Abaxis, Inc.
                             1320 Chesapeake Terrace
                           Sunnyvale, California 94089
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service: (408) 734-0200.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.



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


--------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                                Proposed           Proposed
    Title of                                     maximum            maximum
 Securities to             Amount to be       offering price       aggregate               Amount of
be registered(1)          registered(2)        per share(3)       offering price(3)     registration fee
--------------------------------------------------------------------------------------------------------
1998 Stock Option Plan

Common Stock                 335,906             $2.2171           $744,737.19

                             664,094             $3.4375         $2,282,823.13
                            ---------                            -------------
       Totals               1,000,000                            $3,027,560.32               $841.66

--------
(1) The securities to be registered include options to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the 1998 Stock Option Plan, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under the 1998 Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on August 10, 1999 as reported on the Nasdaq National Market.



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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  Abaxis, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

                  (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended March 31, 1999 as filed with the Securities and Exchange Commission on June 29, 1999.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on December 11, 1991 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel

                  Inapplicable.

Item 6.           Indemnification of Directors and Officers

                  The Company's Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under California law.




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

                  In addition, each director will continue to be subject to liability for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director and the Company under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

                  In addition, the Company's Articles of Incorporation provide that the Company is authorized to provide indemnification of agents (as defined under California law) for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by California law, subject to the limits on such excess indemnification set forth in California law.

                  The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by California law. Such indemnification is intended to provide the full flexibility available under California law and may, under certain circumstances, include indemnification for negligence, gross negligence and certain types of recklessness. Under California law and the Company's Bylaws, the Company will be permitted to indemnify its directors, executive officers, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those expressly available under California law.

                  The Company is also empowered under its Bylaws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.




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

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                  Section 317 of the California Corporations Code makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").
Section 317 also provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

Item 7.           Exemption From Registration Claimed

                  Inapplicable.

Item 8.           Exhibits

                  See Exhibit Index.

Item 9.           Undertakings

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




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

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 12, 1999.


                                  ABAXIS, INC.


                                  By:    /s/ Donald J. Stewart
                                      -------------------------------
                                      Donald J. Stewart
                                      Vice President, Finance and
                                      Administration, Chief Financial
                                      Officer and Secretary




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

                        SIGNATURES AND POWER OF ATTORNEY

         The officers and directors of Abaxis, Inc. whose signatures appear below, hereby constitute and appoint Clinton H. Severson and Donald J. Stewart, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney-in-fact and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                       Title                                Date
                ---------                                       -----                                ----
                                              President, Chief Executive Officer
/s/ Clinton H. Severson                       and Chairman of the Board                   August 12, 1999
-------------------------                     (Principal Executive Officer)
Clinton H. Severson


                                              Vice President, Finance and
/s/ Donald J. Stewart                         Administration, Chief Financial             August 12, 1999
-------------------------                     Officer and Secretary
Donald J. Stewart                             (Principal Financial and Accounting
                                              Officer


/s/ Richard Bastiani                          Director                                    August 10, 1999
-------------------------
Richard Bastiani, Ph.D.


/s/ Brenton G. A. Hanlon                      Director                                    August 10, 1999
-------------------------
Brenton G. A. Hanlon


/s/ Prithipal Singh                           Director                                    August 10, 1999
-------------------------
Prithipal Singh, Ph.D.


/s/ Ernest S. Tucker III                      Director                                    August 10, 1999
-------------------------
Ernest S. Tucker III, M.D.




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

                                  EXHIBIT INDEX


4.1       Amended and Restated Articles of Incorporation of the Company dated
          January 30, 1992 is incorporated by reference to Exhibit 3.1 to the Company' Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 19, 1994 (File No. 33-83852)

4.2 Certificate of Amendment of Incorporation of the Company incorporated by reference to the Company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 14, 1997 (File
          No.000-19720)

4.3 Certificate of Determination of the Company incorporated by reference to the Company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 1997 (File
          No.000-19720)

4.4 Certificate of Determination of the Company incorporated by reference to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 29, 1997 (File
          No.333-36705)

4.5 Bylaws of the Company are incorporated by reference to an Exhibit to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 11, 1991 (File No.
          33-44326)

5         Opinion of legality

23.1      Consent of Counsel (included in Exhibit 5)

23.2      Consent of Deloitte & Touche LLP

24 Power of Attorney (included in signature pages to this registration statement)




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